                                                                                                                                             EXHIBIT 12
                                                                                                 COMPUTATION OF RATIO OF
                                                                                                 EARNINGS TO FIXED CHARGES
                                                                                                        UNAUDITED
                                                                                                 Fiscal Year Ended September 30
                                                          For the Twelve    ----------------------------------------------------------------------------------------------
                                                           Months Ended
                                                          June 30, 2006                  2005                 2004                 2003              2002            2001
                                                       -------------------------------------------------------------------------------------------------------------------

EARNINGS:

Income from Continuing Operations                                  $154,435             $153,515             $154,265             $181,067        $113,502       $ 60,663
  Plus Income Tax Expense                                            77,744               92,978               94,590              124,150          69,944         33,433
  Less Investment Tax Credit (1)                                       (697)                (697)                (697)                (693)           (702)          (353)
  (Less Income) Plus Loss from Unconsolidated Subsidiaries (3)          511                  796                 (805)                (535)         14,943         (1,794)
  Plus Distributions from Unconsolidated Subsidiaries                 5,101                1,990                  785                1,238             585            595
  Plus Interest Expense on Long-Term Debt                            72,757               73,244               82,989               91,381          88,646         78,297
  Plus Other Interest Expense                                         4,424                9,069                6,763               11,196          15,109         25,294
  Less Amortization of Loss on Reacquired Debt                       (1,118)              (1,066)              (1,350)              (2,078)         (1,927)        (1,927)
  Plus (Less) Allowance for Borrowed Funds Used in Construction         309                  201                  298                 (102)            446            438
  Plus Rentals (2)                                                    2,994                3,554                4,286                4,573           4,906          4,893
                                                       -------------------------------------------------------------------------------------------------------------------

                                                                   $316,460             $333,584             $341,124             $410,197        $305,452       $199,539

                                                       ===================================================================================================================

FIXED CHARGES:

Interest & Amortization of Premium and
  Discount of Funded Debt                                           $72,757              $73,244             $ 82,989             $ 91,381        $ 88,646       $ 78,297
    Plus Other Interest Expense                                       4,424                9,069                6,763               11,196          15,109         25,294
    Less Amortization of Loss on Reacquired Debt                     (1,118)              (1,066)              (1,350)              (2,078)         (1,927)        (1,927)
    Plus (Less) Allowance for Borrowed Funds Used in
      Construction                                                      309                  201                  298                 (102)            446            438
    Plus Rentals (2)                                                  2,994                3,554                4,286                4,573           4,906          4,893
                                                       -------------------------------------------------------------------------------------------------------------------

                                                                    $79,366              $85,002             $ 92,986             $104,970        $107,180       $106,995
                                                       ===================================================================================================================

RATIO OF EARNINGS TO FIXED CHARGES                                     3.99                 3.92                 3.67                 3.91            2.85           1.86

   (1) Investment Tax Credit is included in Other Income.
   (2) Rentals shown above represent the portion of all rentals (other than delay rentals) deemed representative of the interest factor.
   (3) Fiscal 2002 and 2005 include the Impairment of Investment in Partnership of $15,167 and $4,158, respectively.